                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SCANA Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
    NOTICE OF 1997                                       PROXY
    ANNUAL MEETING                                       STATEMENT

                    SCANA CORPORATION        WILLIAM B. TIMMERMAN
   [LOGO]           Columbia, SC 29218       Chairman, President and
                                             Chief Executive Officer

                                       March 17, 1997

               To the Stockholders of SCANA Corporation:

                   We extend to you a cordial invitation to attend
               the 1997 Annual Meeting of Stockholders to be held on Thursday, April 24, 1997, at 10:00 A.M., Eastern Daylight Time. The meeting will be held in the ballroom of the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina. The matters to be acted upon at the meeting are set forth in the formal notice on the following page. At the meeting, we will report on the Company's progress, plans and prospects, and respond to your questions and comments.

                   If you will need special assistance at the
               meeting because of a disability, please contact Ms. Sue Whitman, Secretarial Services Department, Mail Code 134, SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201.

                   At the 1996 Annual Meeting of Stockholders,
               87.12% of the Common Stock was represented in person or by proxy. Though this response was gratifying, we would like to have an even greater representation at the 1997 meeting. Therefore, whether you own one share or many, it is important that you date, sign and return your proxy as soon as possible. The prompt return of your proxy will reduce follow-up work with its attendant expense to the Company.

                                       Sincerely,

                                       /s/ William B. Timmerman
                                       William B. Timmerman
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer

--------------------------------------------------------------------------------
      Printed on Recycled Paper

--------------------------------------------------------------------------------
  N O T I C E  O F  A N N U A L  M E E T I N G
  O F  S T O C K H O L D E R S

                                         March 17, 1997

          To the Stockholders:

              The Annual Meeting of Stockholders of SCANA Corporation (the "Company") will be held on Thursday, April 24, 1997, at 10:00 A.M., Eastern Daylight Time, in the ballroom of the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina. The matters to be considered and acted on by the stockholders at this meeting are as follows:

             1. The election of two Class I Directors;

             2. The appointment of independent public accountants to
                audit the books of the Company for the year ending December 31, 1997; and

             3. The transaction of such other business as may legally
                come before the meeting.

              Details of the matters to be acted on by the stockholders are set forth in the following Proxy Statement which is hereby incorporated as a part of this notice of meeting.

              All holders of issued and outstanding Common Stock of the Company of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                         By Order of the Board of Directors
                                         /s/ Lynn M. Williams
                                         Lynn M. Williams
                                         Secretary

                               SCANA CORPORATION
                                1426 MAIN STREET
                         COLUMBIA, SOUTH CAROLINA 29201

                            ------------------------
                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 APRIL 24, 1997

       APPROXIMATE DATE OF FIRST MAILING TO STOCKHOLDERS: MARCH 17, 1997

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of SCANA Corporation (herein sometimes called "SCANA" or the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on April 24, 1997 and at any adjournment thereof with respect to the matters referred to in the accompanying notice.

    The Company's Annual Report to Stockholders for 1996 is being mailed along with this Proxy Statement to each stockholder of record as of March 10, 1997.

PROXY PROCEDURE

    The Annual Meeting of Stockholders is being called in order to consider and take action with respect to the matters set forth in the Notice of Annual Meeting of Stockholders on the preceding page, as more fully set forth below. Only holders of issued and outstanding common stock of the Company ("Common Stock") of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof. At such record date, the Company had 106,698,686 outstanding shares of Common Stock, each entitling the holder thereof to one vote per share.

    Since many of our stockholders are unable to attend the Annual Meeting, the Company's Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a stockholder does not return a signed proxy card, his or her shares will not be voted by the Board-appointed Proxies. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by a properly signed and dated proxy card will be voted as recommended by the Board of Directors. The proxy card also confers discretionary authority on the Board-appointed Proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. A stockholder who returns a proxy card may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by giving notice in person at the Annual Meeting.

    If a stockholder participates in the SCANA Corporation Investor Plus Plan ("Investor Plus"), his proxy card represents both the number of shares registered in his name and the number of full shares credited to his Investor Plus account. All such shares will be voted in accordance with the instructions on the proxy card.

--------------------------------------------------------------------------------
   E L E C T I O N  O F  D I R E C T O R S -- P R O P O S A L  1

    The Company's Restated Articles of Incorporation divide the Board of Directors into three classes (I, II and III), the members of a single class being elected each year for a three-year term. The terms of the three Class I Directors presently in office will expire at the 1997 Annual Meeting of Stockholders. The terms of Class II and Class III Directors will expire at the Annual Meeting of Stockholders in 1998 and 1999, respectively. All three of the Class I Directors presently in office were elected at the 1994 Annual Meeting of Stockholders. The terms of the Class I Directors elected at this meeting will expire at the Annual Meeting of Stockholders in 2000. Mr. B. A. Hagood and Dr. Henry Ponder, each of whom is presently a Class I Director, will attain the mandatory retirement age of 70 prior to the date of the 1998 Annual Meeting of Stockholders and consequently, neither is a candidate for re-election in 1997. The number of Class I directors to serve following the Annual Meeting has been set by the Board of Directors at two. The Board of Directors has nominated Ms. Lynne M. Miller along with Mr. William B. Timmerman as Class I Directors. Dr. James B. Edwards, currently a Class III Director, also will reach the mandatory retirement age of 70 prior to the 1998 Annual Meeting and consequently, his term of office will expire at the 1997 Annual Meeting. The Board of Directors has reduced the number of Class III Directors to four effective upon Dr. Edwards' retirement.

    The accompanying proxy, unless you specify otherwise thereon, will be voted for the election to the Board of Directors of the two nominees for Class I Directors. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy may be voted with discretionary authority in connection with the nomination and election of any substitute nominee.

    Each holder of Common Stock of record at the close of business on March 10, 1997 is entitled to one vote per share so held for the election of each of the persons nominated. Directors are elected by a plurality of the votes cast by the holders of shares of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the two individuals who receive the largest number of votes cast will be elected as directors. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.

    The information set forth hereafter as to the principal occupations and directorships of the nominees and continuing directors has been furnished to the Company by such persons. Each director of the Company is also a director of South Carolina Electric & Gas Company, the principal subsidiary of the Company.

--------------------------------------------------------------------------------
   N O M I N E E S  F O R  C L A S S  I  D I R E C T O R S
   T E R M S  T O  E X P I R E  A T  T H E  A N N U A L  M E E T I N G  I N  2 0
   0 0

    [PHOTO]      LYNNE M. MILLER
                 Ms. Miller, age 45, is President of Environmental Strategies Corporation,
                 an environmental consulting and engineering firm headquartered in Reston,
                 Virginia, and has held this position for more than five years.

    [PHOTO]      WILLIAM B. TIMMERMAN
                 Mr. Timmerman is Chairman of the Board, President and Chief Executive
                 Officer of the Company and its subsidiaries and has held these positions since March 1, 1997. Mr. Timmerman was elected President of the Company on
                 December 13, 1995 and Chief Operating Officer of the Company on August 21,
                 1996. From May 1, 1994 to December 13, 1995, he was Executive Vice
                 President, Chief Financial Officer and Controller of the Company. For more than five years prior to May 1, 1994, he was Senior Vice President of the
                 Company as well as its Chief Financial Officer and Controller. Mr.
                 Timmerman, age 50, has been a director of the Company since 1991 and also serves as a director of InterCel, Inc. and Wachovia Bank of South
                 Carolina. Mr. Timmerman is an ex-officio member of all Board Committees except the Audit and the Long-Term Compensation Committee.

--------------------------------------------------------------------------------
   C L A S S  II  C O N T I N U I N G  D I R E C T O R S
   T E R M S  T O  E X P I R E  A T  T H E  A N N U A L  M E E T I N G  I N  1 9
   9 8

     [PHOTO]        WILLIAM B. BOOKHART, JR.
                    Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming business in
                    Elloree, South Carolina, and has held that position for more than five years. Mr.
                    Bookhart, age 55, has been a director of the Company since 1979. He is a member of the
                    Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

     [PHOTO]        ELAINE T. FREEMAN
                    Mrs. Freeman is the Executive Director of ETV Endowment of South Carolina, Inc., a
                    non-profit organization located in Spartanburg, South Carolina, and has held this position for more than five years. Mrs. Freeman, age 61, has been a director of the Company since
                    1992 and also serves as a director of the National Bank of South Carolina. She is Chairman
                    of the Audit Committee, and a member of the Nuclear Oversight Committee and the Long-Term
                    Compensation Committee.

     [PHOTO]        W. HAYNE HIPP
                    Mr. Hipp is the President and Chief Executive Officer of The Liberty Corporation, an
                    insurance and broadcasting holding company headquartered in Greenville, South Carolina, and has held these positions for more than five years. Mr. Hipp, age 57, has been a director of the Company since 1983 and also serves as a director of The Liberty
                    Corporation and Wachovia Corporation. He is a member of the Executive Committee and the
                    Audit Committee.

     [PHOTO]        F. CREIGHTON MCMASTER
                    Mr. McMaster is the President and Manager of Winnsboro Petroleum Company, a wholesale distributor of petroleum products located in Winnsboro, South Carolina, and has held these positions for more than five years. Mr. McMaster, age 67, has been a director of the
                    Company since 1974 and also serves as a director of First Union National Bank of South
                    Carolina. He is a member of the Executive Committee, the Nuclear Oversight Committee and
                    the Long-Term Compensation Committee.

     [PHOTO]        JOHN B. RHODES
                    Mr. Rhodes is the Chairman and Chief Executive Officer of Rhodes Oil Company, Inc., a
                    distributor of petroleum products in Walterboro, South Carolina, and has held these positions for more than five years. Mr. Rhodes, age 66, has been a director of the Company since 1967. He is a member of the Management Development and Corporate Performance
                    Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

--------------------------------------------------------------------------------
   C L A S S  III  C O N T I N U I N G  D I R E C T O R S
   T E R M S  T O  E X P I R E  A T  T H E  A N N U A L  M E E T I N G  I N  1 9
   9 9

     [PHOTO]        BILL L. AMICK
                    Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms, Inc., a
                    vertically integrated broiler operation in Batesburg, South Carolina, and has held these positions for more than five years. Mr. Amick, age 53, has been a director of the Company since 1990 and also serves as Chairman and Chief Executive Officer of Amick Processing,
                    Inc. and Amick Broilers, Inc. He is a member of the Executive Committee, the Management
                    Development and Corporate Performance Committee and the Long-Term Compensation Committee.

     [PHOTO]        WILLIAM T. CASSELS, JR.
                    Mr. Cassels is Chairman of the Board of Southeastern Freight Lines, Inc., a trucking business in Columbia, South Carolina, and has held that position for more than five years.
                    Mr. Cassels, age 67, has been a director of the Company since 1990 and also serves as a director of Wachovia Bank of South Carolina and as an advisory board member of Liberty
                    Mutual Insurance Group. He is a member of the Audit Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

     [PHOTO]        HUGH M. CHAPMAN
                    Mr. Chapman is Chairman of NationsBank South of Atlanta, Georgia, a division of
                    NationsBank Corporation of Charlotte, North Carolina, and has held this position for more than five years. Mr. Chapman, age 64, has been a director of the Company since 1988. He is
                    Chairman of the Management Development and Corporate Performance Committee and the
                    Long-Term Compensation Committee, and a member of the Executive Committee.

     [PHOTO]        LAWRENCE M. GRESSETTE, JR.
                    Mr. Gressette is Chairman of the Board Emeritus of the Company. Mr. Gressette retired from the Company on February 28, 1997. From December 13, 1995 until his retirement, he was
                    Chairman and Chief Executive Officer of the Company and all of its subsidiaries. For more than five years prior to December 13, 1995, he was Chairman, President and Chief Executive
                    Officer of the Company and its subsidiaries. Mr. Gressette, age 65, has been a director of the Company since 1987. In addition, he serves as a director of The Liberty Corporation,
                    Wachovia Corporation and InterCel, Inc. Mr. Gressette is Chairman of the Executive
                    Committee.

--------------------------------------------------------------------------------
   S E C U R I T Y  O W N E R S H I P  O F  C E R T A I N
   B E N E F I C I A L  O W N E R S  A N D  M A N A G E M E N T

The table set forth below indicates the shares of the Company's Common Stock beneficially owned as of March 10, 1997 by each director and nominee, each of the persons named in the Summary Compensation Table on page 9, and the directors and current executive officers of the Company as a group.

                        SECURITY OWNERSHIP OF MANAGEMENT

              NAME OF                  AMOUNT AND NATURE
         BENEFICIAL OWNER               OF OWNERSHIP(1)
B. L. Amick                                    2,653
W. B. Bookhart, Jr.                           16,709
W. T. Cassels, Jr.                             2,070
H. M. Chapman                                  6,070
J. B. Edwards                                  4,845
Max Earwood                                   73,339
E. T. Freeman                                  4,390
A. H. Gibbes                                  12,661
L. M. Gressette, Jr.                          49,792

              NAME OF                  AMOUNT AND NATURE
         BENEFICIAL OWNER               OF OWNERSHIP(1)

B. A. Hagood                                   2,483
W. Hayne Hipp                                  2,870
B. D. Kenyon*                                 20,613
F. C. McMaster                                 5,700
L. M. Miller                                   1,000
Henry Ponder                                  13,723
J. B. Rhodes                                   8,283
J. L. Skolds                                   6,988
W. B. Timmerman                               30,422

  All directors and executive officers as a group (21 persons) TOTAL     261,676
TOTAL PERCENT OF CLASS                                                      0.3%
  *Bruce D. Kenyon, former President and Chief Operating Officer, South Carolina Electric & Gas Company, retired from the Company on September 1, 1996.

    The information set forth above as to the security ownership has been furnished to the Company by such persons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               NAME                          AMOUNT
          AND ADDRESS OF                 AND NATURE OF         PERCENT OF
         BENEFICIAL OWNER             BENEFICIAL OWNERSHIP        CLASS
First Union National Bank of
South Carolina ("First Union")(2)
Post Office Box 1329
Greenville, South Carolina 29602             8,585,171               8.0%

Franklin Resources, Inc.(3)
777 Mariners Island Boulevard
San Mateo, California 94404                  6,085,344               5.7%

The share ownership indicated above for First Union National Bank is based on a Form 13G dated February 3, 1997 and, for Franklin Resources, Inc. ("Franklin") is based on a Form 13G dated February 12, 1997, both of which were filed with the Securities and Exchange Commission. Except as set forth above, to the Company's knowledge as of March 10, 1997, no person owned beneficially 5% or more of the Company's Common Stock.
--------------------------
(1) Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or named executive officers, as follows: Mr. Amick -- 480; Mr. Bookhart -- 4,748; Mr. Gibbes -- 103; Mr. Gressette -- 1,060; Mr. Hagood -- 341; and Mr. McMaster -- 2,000; and by other executive officers -- 2 in total.

    Includes shares purchased through December 31, 1996, but not thereafter, by the Trustee under the Company's Stock Purchase Savings Plan (the "Savings Plan").

(2) Shares shown are shares owned by First Union as Trustee under the Savings Plan. Although participants in the Savings Plan have the right to vote all such shares, First Union as Trustee has the right to vote any of the shares as to which participants do not provide voting directions.

(3) The shares shown as owned by Franklin also are beneficially owned by Charles
    B. Johnson, a principal shareholder of Franklin, and Rupert H. Johnson, Jr., a principal shareholder of Franklin, and Franklin Advisers, Inc., investment advisor for Franklin, beneficially owns 6,083,344 of such shares.

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   I N F O R M A T I O N  R E G A R D I N G  T H E
   B O A R D  O F  D I R E C T O R S

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    During 1996, the Board of Directors of the Company held six meetings. In addition, directors attended meetings of standing committees of which they were members. Each director attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of the committees on which he or she served which were held during 1996.

    EXECUTIVE COMMITTEE. The Executive Committee held four meetings during 1996. This committee, except when limited by law, exercises all of the powers and duties of the Board of Directors in the management of the Company when the Board is not in session and which are not in conflict with specific powers conferred by the Board upon any other committee. The Executive Committee (1) provides counsel to the Chief Executive Officer; (2) reviews management's long range strategic plans, goals and objectives; (3) reviews budgets, financial plans, plans for debt financing and the financing of acquisitions, investments and capital expenditures of a major nature; (4) reviews and recommends actions relating to dividends; (5) monitors advertising and philanthropic activities; and (6) recommends levels of expenditure to the Board. The committee also recommends the slate of nominees to be presented for election at the Annual Meeting of Stockholders and recommends assignments of directors to serve on Board Committees. Any stockholder may recommend to the Executive Committee persons for nomination as director by writing to the Secretary of the Company stating the full name, address and qualifications of each such nominee.

    MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE (THE "PERFORMANCE COMMITTEE"). The Performance Committee held six meetings during 1996. This committee (1) reviews the investment policies of the Company's Retirement Plan, selects its investment managers and monitors the performance of such investment managers; (2) recommends to the Board persons to serve as officers of the Company (and its subsidiaries); (3) recommends to the Board salary and compensation levels, including fringe benefits, for officers and directors of the Company; (4) reviews Company compensation plans; (5) provides direction regarding the operation of the Company's Retirement Plan and other employee welfare benefit plans; (6) reviews management's resources and development and recommends to the Board succession plans for senior management; (7) reviews the Company's active operating performance; (8) reviews the Company's performance in regard to well-being of employees, including safety, health and equality of treatment; (9) reviews outside relationships, including those with governments, other businesses and the community; and (10) reviews the impact of regulations, litigation and any public policy controversies that may affect the Company.

    THE LONG-TERM COMPENSATION SUBCOMMITTEE OF THE PERFORMANCE COMMITTEE. The Long-Term Compensation Subcommittee of the Performance Committee held two meetings in 1996. The Long-Term Compensation Subcommittee of the Performance Committee recommends to the Long-Term Compensation Committee awards to be made under the SCANA Performance Share Plan (the "Performance Share Plan").

    LONG-TERM COMPENSATION COMMITTEE. The Long-Term Compensation Committee held two meetings during 1996. The Long-Term Compensation Committee administers the Performance Share Plan.

    AUDIT COMMITTEE. The Audit Committee held four meetings during 1996. The Audit Committee (1) meets periodically with the Company's internal auditors and independent public accountants to discuss and evaluate the scope and results of audits and the Company's accounting procedures and controls; (2) reviews the Company's financial statements before submission to the Board for approval prior to dissemination to stockholders, the public or regulating agencies; (3) recommends to the Board (for appointment by the Board and ratification by the stockholders) independent public accountants to be used by the Company; and (4) maintains responsibility for the Company's Compliance Program.

    NUCLEAR OVERSIGHT COMMITTEE. The Nuclear Oversight Committee held three meetings in 1996. This committee (1) monitors the Company's nuclear operations;
(2) meets periodically with Company management to discuss and evaluate the Company's nuclear operations, including regulatory matters, operating results, training and other related topics; (3) participates in an annual meeting to review overall past performance and future plans for nuclear operations; (4) tours the plant and training facilities at least once a year; (5) on a periodic basis reviews with the Institute of Nuclear Power Operations that organization's appraisal of the Company's nuclear operations; and (6) periodically presents an independent report to the Board of Directors on the status of the Company's nuclear operations.

COMPENSATION OF DIRECTORS

    FEES. During 1996, directors who were not employees of the Company were paid $17,600 annually for services rendered, plus $1,800 for each Board meeting attended and $850 for attendance at a committee meeting which is not held on the same day as a regular meeting of the Board. The fee for attendance at a telephone conference meeting is $200. The fee for attendance at a conference is $850. In addition, directors are paid, as part of their compensation, travel, lodging and incidental expenses related to attendance at meetings and conferences. The Board of Directors approved a Plan effective January 1, 1997 whereby non-employee directors receive on a quarterly basis, 41% of their retainer in shares of the Company's Common Stock. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of the non-employee directors to those of the Company's shareholders by paying a portion of director compensation in stock. The Company believes this linkage will further promote the achievement of its long-term objectives.

    Directors who are employees of the Company or its subsidiaries receive no compensation for serving as directors or attending meetings.

    DEFERRAL PLAN. The Company has a plan pursuant to which directors may defer all or a portion of their fees paid to them in cash for services rendered and meeting attendance. Interest is earned on the deferred amounts at a rate set by the Performance Committee. During 1996 and currently, the rate is set at the announced prime rate of Wachovia Bank of South Carolina. Mr. Cassels, Mr. Hagood and Mr. Rhodes were the only directors participating in the plan during 1996. Mr. Cassels became a participant in January 1994, Mr. Hagood in July 1996 and Mr. Rhodes in July 1987, and interest credited to their deferral accounts during 1996 was $5,974, $378 and $22,497, respectively.

    ENDOWMENT PLAN. Each director participates in the Directors' Endowment Plan, which provides for the Company to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education nominated by the director. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of the Company. Any out-of-state designation must be approved by the Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program. The plan is intended to reinforce the Company's commitment to quality higher education and is intended to enhance the Company's ability to attract and retain qualified board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, no officer, employee or former officer of the Company or any of its subsidiaries served as a member of the Long-Term Compensation Committee or the Performance Committee, except Mr. Gressette who served as a member of the Performance Committee. Although Mr. Gressette was an ex-officio, nonvoting member of the Performance Committee during 1996, he did not participate in any of its decisions concerning executive officer compensation.

    Since January 1, 1996, the Company has engaged in business transactions with entities with which Mr. Chapman (Chairman of both the Performance Committee and the Long-Term Compensation Committee), Mr. McMaster (a member of the Long-Term Compensation Committee) and Mr. Rhodes (a member of the Performance Committee and the Long-Term Compensation Committee) are executive officers.

    Mr. Chapman is Chairman of NationsBank South, a division of NationsBank Corporation. Since January 1, 1996, the Company has engaged in various transactions in which affiliates of NationsBank Corporation acted as lender or provider of lines of credit or credit support to the Company and its subsidiaries. The amount paid during 1996 by the Company and its subsidiaries to NationsBank Corporation affiliates on account of such transactions was $1,034,320. In addition, during 1996 a NationsBank Corporation affiliate and a Company subsidiary have engaged in options and futures transactions and forward contracts relating to forecasted natural gas production. The amount paid during 1996 by the Company subsidiary to NationsBank Corporation affiliates on account of such transactions was $10,814,458. It is anticipated that similar transactions as described above will continue in the future.

    Mr. McMaster is the President and Manager of Winnsboro Petroleum Company. Purchases from Winnsboro Petroleum Company totaling $81,405 for petroleum products were made during 1996 by the Company and its subsidiaries. It is anticipated that similar transactions will continue in the future.

    Mr. Rhodes is the Chairman and Chief Executive Officer of Rhodes Oil Company. Purchases from Rhodes Oil Company totaling $80,059 for petroleum products were made during 1996 by the Company and its subsidiaries. It is anticipated that similar transactions will continue in the future.

--------------------------------------------------------------------------------
   E X E C U T I V E  C O M P E N S A T I O N

The following table contains information with respect to compensation paid or accrued during the years 1996, 1995 and 1994 to the Chief Executive Officer of the Company, to each of the other four most highly compensated executive officers of the Company during 1996 who were serving as executive officers of the Company at the end of 1996 and to Bruce D. Kenyon, former President and Chief Operating Officer, South Carolina Electric & Gas Company, who retired from the Company on September 1, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                      ANNUAL COMPENSATION              COMPENSATION
                                                                                         PAYOUTS
                                                                       OTHER ANNUAL        LTIP         ALL OTHER
                                                            BONUS(1)   COMPENSATION(2)  PAYOUTS(3)     COMPENSATION(4)
  NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)        ($)          ($)             ($)             ($)

L. M. Gressette, Jr.                1996       483,952(5)   274,320      50,998          285,408          29,037
 Chairman of the Board,             1995       449,246      197,500      65,779          390,156          26,955
 Chief Executive Officer and        1994       416,609           0        2,255          173,375          24,996
 Director -- SCANA Corporation
 and its subsidiaries

W. B. Timmerman                     1996       335,266      196,832       6,399          109,819          20,116
 President, Chief Operating         1995       254,214      101,588         987          150,353          15,127
 Officer                            1994       235,099      19,725        5,524           70,751          14,106
 and Director -- SCANA
 Corporation
Max Earwood                         1996       269,961      125,573      22,853          109,819          16,198
 Vice Chairman -- South Carolina    1995       245,228      101,588       2,723          150,353          24,489
 Pipeline Corporation               1994       234,897      65,750       21,514           56,747          13,822
A. H. Gibbes                        1996       187,755      125,204       3,013           55,513          11,505
 President -- South Carolina        1995       154,183      61,350            0           76,128           9,240
 Pipeline Corporation               1994       128,674           0        5,066           38,249           7,720
J. L. Skolds                        1996       215,708      114,099       2,453           55,513          12,943
 President and Chief Operating      1995       176,156      74,151           54           76,128          10,569
 Officer -- South Carolina          1994       156,731           0        4,215           38,249           9,404
 Electric and Gas Company
B. D. Kenyon                        1996       229,820      92,012        7,989          131,240         106,304
 former President and Chief         1995       318,542      104,353       7,107          172,240          19,113
 Operating Officer -- South         1994       313,581      96,768       10,638           81,619          18,815
 Carolina
 Electric and Gas Company and
 former Director -- SCANA
 Corporation

(1) Payments under the annual Performance Incentive Plan described hereafter.

(2) For 1996, other annual compensation consists of life insurance premiums on policies owned by named executive officers and payments to cover taxes on benefits of $50,018 and $980 for Mr. Gressette; $4,201 and $2,198 for Mr. Timmerman; $20,720 and $2,133 for Mr. Earwood; $2,795 and $218 for Mr. Gibbes; $2,070 and $383 for Mr. Skolds; and $7,989 and $0 for Mr. Kenyon.

(3) Payments under the long-term Performance Share Plan described hereafter.

(4) All other compensation for all named executive officers consists of Company contributions to defined contribution plans based on the funding formula applicable to all Company employees and for Mr. Kenyon, 1996 early retirement payments of $55,850,; and $36,665, representing the value of certain property which was transferred to Mr. Kenyon upon his leaving the Company. Mr. Kenyon will receive early retirement benefits of $13,962 per month reduced by all amounts received under the Company's Retirement Plan, his SERP or Social Security.

(5) Reflects actual salary paid in 1996. Base salary of $496,000, as referenced on page 14, became effective in May of 1996.

                  LONG-TERM INCENTIVE PLAN AWARD OPPORTUNITIES

    The following table shows the target awards made in 1996 for potential payment in 1999 under the long-term Performance Share Plan, and estimated future payouts under that plan at threshold, target and maximum levels for the named executive officers.

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR
                   TARGET AWARDS FOR 1996 TO BE PAID IN 1999

                                     PERFORMANCE
                       NUMBER OF      OR OTHER         ESTIMATED FUTURE PAYOUTS UNDER
                        SHARES,        PERIOD            NON-STOCK PRICE-BASED PLANS
                       UNITS OR         UNTIL      ---------------------------------------
                         OTHER       MATURATION      THRESHOLD      TARGET       MAXIMUM
       NAME           RIGHTS (#)      OR PAYOUT      ($ OR #)      ($ OR #)     ($ OR #)
L. M. Gressette,
 Jr.                       8,340     1996 - 1998         1,297         3,243        4,865
W. B. Timmerman            6,150     1996 - 1998         2,460         6,150        9,225
Max Earwood                3,120     1996 - 1998         1,248         3,120        4,680
A. H. Gibbes               3,120     1996 - 1998         1,248         3,120        4,680
J. L. Skolds               2,340     1996 - 1998           936         2,340        3,510
B. D. Kenyon               3,920     1996 - 1998           348           871        1,307

    Payouts occur when the Company's Total Shareholder Return ("TSR") is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when the TSR is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is at less than the 33rd percentile. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or cash or a combination of the two. Mr. Gressette's and Mr. Kenyon's estimated future payouts will be reduced to reflect their retirements.

                             DEFINED BENEFIT PLANS

    In addition to the qualified Retirement Plan for all employees, the Company has Supplemental Executive Retirement Plans ("SERPs") for certain eligible employees, including officers. A SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the Internal Revenue Code ("IRC") maximum benefit limitations.

    The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under the Retirement Plan and the SERPs.

                               PENSION PLAN TABLE

   FINAL                          SERVICE YEARS
AVERAGE PAY      15         20         25         30         35

$    150,000     42,143     56,190     70,238     84,286     87,083
     200,000     57,143     76,190     95,238    114,286    118,333
     250,000     72,143     96,190    120,238    144,286    149,583
     300,000     87,143    116,190    145,238    174,286    180,833
     350,000    102,143    136,190    170,238    204,286    212,083
     400,000    117,143    156,190    195,238    234,286    243,333
     450,000    132,143    176,190    220,238    264,286    274,583
     500,000    147,143    196,190    245,238    294,286    305,833
     550,000    162,143    216,190    270,238    324,286    337,083
     600,000    177,143    236,190    295,238    354,286    368,333
     650,000    192,143    256,190    320,238    384,286    399,583
     700,000    207,143    276,190    345,238    414,286    430,833
     750,000    222,143    296,190    370,238    444,286    462,083
     800,000    237,143    316,190    395,238    474,286    493,333
     850,000    252,143    336,190    420,238    504,286    524,583
     900,000    267,143    356,190    445,238    534,286    555,833
     950,000    282,143    376,190    470,238    564,286    587,083
   1,000,000    297,143    396,190    495,238    594,286    618,333

    For all the named executive officers except Mr. Gressette, the compensation shown in the column labeled "Salary" of the Summary Compensation Table is covered by the Retirement Plan and/or a SERP. For Mr. Gressette, the compensation shown in the columns labeled "Salary" and "Bonus" are covered by the Retirement Plan and/or his SERP. As of December 31, 1996, Messrs. Gressette, Timmerman, Earwood, Gibbes, Skolds and Kenyon had credited service under the Retirement Plan (or its equivalent under the SERP) of 34, 18, 39, 15, 10 and 23 years, respectively. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spouse benefit. The amounts in this table assume continuation of the primary Social Security benefits in effect at January 1, 1997 and are not subject to any deduction for Social Security or other offset amounts.

    The Company also has a Key Employee Retention Program (the "Key Employee Retention Program") covering officers and certain other executive employees that provides supplemental retirement and/or death benefits for participants. Under the program, each participant may elect to receive either a monthly retirement benefit for 180 months upon retirement at or after age 65 equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to age 65, or an optional death benefit payable to a participant's designated beneficiary monthly for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to age 65. In the event of the participant's death prior to age 65, the Company will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of such participant's base monthly salary in effect at death.

    All of the executive officers named in the Summary Compensation Table are participating in the program. Mr. Gressette is now receiving annual benefits of $113,855 under the program. In connection with his early retirement, the Company agreed to begin Mr. Kenyon's payments under the program on September 1, 1996. He will receive annual payments of $79,412 until September 1, 2011. The estimated annual retirement benefits payable at age 65 based on projected eligible compensation (assuming increases of 4% per year) to the other persons named in the Summary Compensation Table are as follows: Mr. Timmerman -- $147,017; Mr. Earwood -- $63,372; Mr. Gibbes -- $83,297; and Mr. Skolds -- $122,777.

           TERMINATION, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    At its December 18, 1996 meeting, the Board of Directors of the Company approved the SCANA Corporation Executive Benefit Plan Trust Agreement (the "Trust"). The purpose of the Trust is to protect the deferred compensation benefits of certain directors, executives and other key employees of the Company in the event of a Change in Control (as defined in the Trust). Executive officers named in the Summary Compensation Table participate in certain plans and agreements listed below (the "Plans") covered by the Trust:

    (1) SCANA Corporation Voluntary Deferral Plan

    (2) SCANA Corporation Supplementary Voluntary Deferral Plan

    (3) SCANA Corporation Key Executive Severance Benefits Plan

    (4) SCANA Corporation Key Employee Retention Plan

    (5) SCANA Corporation Supplemental Executive Retirement Plan

    (6) South Carolina Electric & Gas Company Supplemental Executive Retirement Plan

    (7) Individual Supplemental Executive Retirement Plan Agreements

    When a Potential Change in Control (as defined in the Trust) occurs, the Company is required to pay into the Trust an amount equal to the sum of (i) 125% of the estimated deferred compensation benefits payable under each Plan and (ii) the estimated federal, state and local income taxes and excise taxes payable by Plan participants on those benefits. Recalculations are required to be made at least once every three months and funding adjusted appropriately. The Trust provides for lump sum distributions to be made to Plan participants within 30 business days following written notification to the Trustee that a Change in Control has occurred.

    REPORT OF THE MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE
       AND THE LONG-TERM COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

SCANA Corporation's executive compensation program is designed to support the Company's overall objective of creating shareholder value. This is accomplished through the following:

    - Hiring and retaining the calibre of executive talent needed to manage the Company today and to position it for the future.

    - Having a pay-for-performance philosophy throughout the Company that links rewards to overall corporate results, as well as specific business unit results.

    - Placing a substantial portion of pay for senior executives "at-risk", and closely aligning the interests of the executives with the long-term interests of the shareholders through the Performance Share Plan.

    - Balancing the elements of the compensation program to reflect appropriately the Company's financial, customer-oriented and strategic goals.

    We believe the program plays a vital role in keeping our executives focused on enhancing shareholder value.

    A description of the components of the Company's executive compensation program follows. Following that is a discussion of the compensation paid or accrued in 1996 to the Company's Chief Executive Officer.

ELEMENTS OF THE PROGRAM

    Executive compensation consists primarily of three key components: base salary, short-term incentive compensation ("Performance Incentive Plan") and long-term incentive compensation ("Performance Share Plan").

    Compensation levels for these components are established annually based on a comparison to the market which consists of utilities of varying sizes in varying geographic locations (both in adjacent states as well as throughout the United States) and smaller telecommunications companies. Results are adjusted through regression analysis to account for differences in company size. Approximately 75% of the "market" companies are included in the Performance Share Plan Peer Group ("PSP Peer Group") shown in the Performance Graph on page 16. The Company believes that its most direct competitors for executive talent are not necessarily all the companies included in the PSP Peer Group.

    For 1996, compensation levels for all components of executive compensation were slightly below the market median. At the end of 1995, these Committees adopted a philosophy of moving targets to competitive levels (market median) over the next several years. The Committees believe this is necessary with the increasingly competitive nature of the utility industry in order to attract and retain a highly competent executive team.

    The following paragraphs describe in more detail each element of the Company's compensation program for executive officers. In determining each component of compensation, all elements of the compensation package, including severance plans, insurance and other benefits, are considered.

BASE SALARIES

    Executive salaries are reviewed annually by the Performance Committee. Adjustments may be made on the basis of subjective assessment of individual performance, relative levels of responsibility, prior experience, breadth of knowledge and changes in market pay practices. For 1996, base salaries for officers were slightly below the median of the market comparator group described above.

ANNUAL PERFORMANCE INCENTIVE PLANS

    The Company has annual performance incentive plans for officers of SCANA and its subsidiaries. The plans promote the Company's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk". Through these plans, financial incentives are provided in the form of annual cash bonuses.

    Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary level. Bonuses earned are based on the level of the preestablished goals achieved. Award payouts may increase to a maximum of 1.5 times target if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if performance is below targeted goals. Awards earned based on the achievement of preestablished goals may nonetheless be decreased to zero, if the Performance Committee in its discretion determines that actual results do not warrant the levels of payouts otherwise earned.

    The various annual plans in which officers of SCANA and its subsidiaries participate place their major emphasis on achieving profitability targets, with the remaining emphasis focused upon meeting annual business objectives relating to efficiency, quality of service, customer satisfaction and progress toward the Company's strategic objectives for SCANA and its various business units. These plans also allow for an adjustment of an award based upon a subjective evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on this evaluation.

    For 1996, the specific measures in each plan for the officers included in the Summary Compensation Table on page 9 are described below. The relationship of performance to payouts for the officers in each plan also is discussed.

    - 1996 awards for officers of SCANA were based on two performance categories. Seventy-five percent of the total 1996 target award was based on SCANA earnings per share ("EPS") goals, a numerically measurable target. An additional 25% was tied to the achievement of numerically measurable goals in the SCANA employee plan, which related to cost reduction, wellness and employee training.

      For 1996, SCANA's EPS and the SCANA employee plan results were above the goals established which resulted in the achievement of 120% of target. After the adjustment for individual performance by the corporate officers, payouts ranged from 120% to 144% of the target award.

    - 1996 awards for officers of South Carolina Electric & Gas Company ("SCE&G") were based on two performance categories: SCANA and SCE&G EPS and annual business objectives (activities that focus on improvements in various areas including existing operating procedures, quality of service and product and human resources matters). The weighting of the individual components for 1996 was EPS 75% and annual business objectives 25%. For 1996, and after the adjustment for individual performance, payouts ranged from 117% to 140% of the target award.

    - Awards under the plan for South Carolina Pipeline Corporation ("SCPC") officers for 1996 were based on EPS 75% and annual business objectives related to operating and maintenance cost reduction 25%. For 1996, and after the adjustment for individual performance, payouts ranged from 123% to 150% of the target award.

LONG-TERM PERFORMANCE SHARE PLAN

    The Company's Performance Share Plan for officers of SCANA and its subsidiaries measures the Company's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The PSP Peer Group includes 94 electric and gas utilities, none of which have annual revenues of less than $100 million.

    TSR is stock price increase over the three-year period, plus cash dividends paid during the period, divided by stock price as of the beginning of the period. Comparing the Company's TSR to the TSR of a large group of other utilities reflects the Company's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.

    Executives eligible to participate in the Performance Share Plan are assigned target award opportunities at the beginning of each three year period based primarily on their salary level. In determining award sizes, levels of responsibilities and competitive practices also are considered. Awards under this plan represent a significant portion of executives "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the market when performance is above the 50th percentile of the peer group. For lesser performance, awards will be at or below the market median.

    Payouts occur when the Company's TSR is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts of 0.4 times target at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is at less than the 33rd percentile. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock, cash or a combination of stock and cash.

    For the three-year period from 1994 through 1996, SCANA's TSR was at the 69th percentile of the PSP Peer Group. This resulted in payouts at 138% of target shares awarded to be paid in a combination of stock and cash.

CONCLUSION

    The combination of base salary, the annual Performance Incentive Plans and the long-term Performance Share Plan provides an opportunity to bring an officer's compensation in total to the median market level. These three elements of executive compensation are intended to provide increased motivation for executives to contribute to the Company's overall future success, thus enhancing the value of the Company for the shareholders' benefit, as well as to attract and retain highly qualified executives.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Enacted in 1993, Section 162(m) of the Internal Revenue Code generally limits to $1 million the corporate deduction for compensation paid to executive officers named in the Proxy Statement, unless certain requirements are met. All amounts paid to the named executive officers with respect to 1996 as shown in the Salary, Bonus, Other Annual Compensation and All Other Compensation columns of the Summary Compensation Table will be deducted by the Company on its 1996 income tax return. Amounts paid in 1997 to the named executive officers with respect to the 1994-1996 performance period under the PSP, as shown in the Long-Term Compensation column of the Summary Compensation Table, will be deducted by the Company on its 1997 tax return. It is the policy of the Company to take such actions with respect to the executive compensation program as (and when) necessary to preserve the corporate tax deduction for executive compensation paid.

COMPENSATION OF CHIEF EXECUTIVE OFFICER IN 1996

    In 1996, the compensation of the Company's Chief Executive Officer, Mr. Gressette, consisted of the following:

    - Base salary of $496,000 which was derived by reference to executive pay for the market comparator group as described above. This amount approximates the median base salary for the market. Mr. Gressette's salary increase of $36,000 from 1995 to 1996 was based on external pay practices, as well as the Performance Committee's subjective assessment of his overall performance during the preceding year, the duties and responsibilities of his position, his tenure and general corporate financial results (as opposed to specific measures). Because this determination was subjective, no one individual or corporate factor was assigned a particular weighting by the Performance Committee.

    - For the year 1996, Mr. Gressette's annual Performance Incentive Plan target award was 40% of the salary level for his position. Mr. Gressette's 1996 award was based on three factors: SCANA's EPS, the achievement of numerically measured goals in the SCANA employee plan and the Committee's subjective assessment of his individual performance. Performance in these factors resulted in a payout of 144% of target for Mr. Gressette.

    - In 1996, Mr. Gressette's long-term Performance Share Plan target award for the period 1996 through 1998 was set at 50% of the salary level for his position. This resulted in a target award of 8,340 performance shares. The 50% was determined by the Long-Term Compensation Committee based on Mr. Gressette's salary and level of responsibility and competitive practices. As discussed above, SCANA's TSR results relative to the PSP Peer Group for the 1994-1996 performance period were at the 69th percentile ranking, resulting in an award payout at 138% of target. Therefore, Mr. Gressette received a payout equal to 138% of the 6,860 performance shares granted to him in 1994 which equaled 9,467 shares. The award is being paid in shares except to the extent of withholdings.

    The 1996 awards under the Performance Share Plan were made by the Long-Term Compensation Committee, composed entirely of non-employee directors. Mr. Gressette did not participate in its decisions, nor did he participate in the Performance Committee's decisions concerning executive compensation.

THE MANAGEMENT DEVELOPMENT AND       THE LONG-TERM
CORPORATE PERFORMANCE COMMITTEE      COMPENSATION COMMITTEE
H. M. Chapman, Chairman              H. M. Chapman, Chairman
B. L. Amick                          B. L. Amick
W. T. Cassels, Jr.                   W. B. Bookhart, Jr.
Henry Ponder                         W. T. Cassels, Jr.
J. B. Rhodes                         J. B. Edwards
                                     E. T. Freeman
                                     B. A. Hagood
                                     F. C. McMaster
                                     Henry Ponder
                                     J. B. Rhodes

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

    The following line graph compares the cumulative total shareholder return of the Company assuming reinvestment of dividends with that of the PSP Peer Group, the S&P Utilities and the S&P 500. The PSP Peer Group was chosen for comparison since the Company's TSR is measured against this group to determine awards which are paid under the Performance Share Plan. This group consists of 94 utilities which are either electric, gas or a combination of both. The Peer Group was adjusted from last year to reflect that MidAmerican Energy Company changed its name to MidAmerican Energy Holdings. The PSP Peer Group index was prepared by Hewitt Associates, a compensation and benefits consulting company, and was approved by the Performance Committee. The index consists of the following companies:

Allegheny Power System, Inc.
American Electric Power Co., Inc.
Atlantic Energy, Inc.
Baltimore Gas & Electric Co.
Bangor Hydro-Electric Co.
Black Hills Corp.
Boston Edison Co.
Carolina Power & Light Co.
Centerior Energy Corp.
Central Hudson Gas & Electric Corp.
Central Louisiana Electric Co., Inc.
Central Maine Power Co.
Central Vermont Public Service Corp.
Central & South West Corp.
Cilcorp, Inc.
CINergy Corp.
CIPSCO, Inc.
Citizens Utilities Co.
CMS Energy Corp.
Commonwealth Energy System
Consolidated Edison Co. of NY, Inc.
Delmarva Power & Light Co.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Co.
Duke Power Co.
Eastern Utilities Associates
El Paso Electric Co.
Empire District Electric Co.
Entergy Corp.
Florida Progress Corp.
FPL Group, Inc.
General Public Utilities Corp.
Green Mountain Power Corp.
Hawaiian Electric Industries, Inc.
Houston Industries, Inc.
Idaho Power Co.
IES Industries, Inc.
Illinova Corp.
Interstate Power Co.
IPALCO Enterprises, Inc.
Kansas City Power & Light Co.
KU Energy Corp.
LG&E Energy Corp.
Long Island Lighting Co.
Madison Gas & Electric Co.
MidAmerican Energy Holdings
Minnesota Power & Light Co.
Montana Power Co.
Nevada Power Co.
New England Electric System
New York State Electric & Gas Corp.
Niagara Mohawk Power Corp.
NIPSCO Industries, Inc.
Northeast Utilities
Northern States Power Co.
Northwestern Public Service Co.
Ohio Edison Co.
Oklahoma Gas & Electric Co.
Orange & Rockland Utilities, Inc.
Otter Tail Power Co.
Pacific Gas & Electric Co.
Pacificorp
PECO Energy Corp.
PP&L Resources, Inc.
Pinnacle West Capital Corp.
Portland General Corp.
Potomac Electric Power Co.
Public Service Co. of New Mexico
Public Service Co. of Colorado
Public Service Enterprise Group, Inc.
Puget Sound Power & Light Co.
Rochester Gas & Electric Co.
San Diego Gas & Electric Co.
SCEcorp, Inc.
Sierra Pacific Resources
SIGCORP, Inc.
Southern Company
Southwestern Public Service Co.
TECO Energy, Inc.
Texas Utilities Co.
TNP Enterprises, Inc.
Tucson Electric Power Co.
Unicom Corp.
Union Electric Co.
United Illuminating Co.
UNITIL Corp.
Utilicorp United, Inc.
Washington Water Power Co.
Western Resources, Inc.
Wisconsin Energy Corp.
WPL Holding, Inc.
WPS Resources Corp.

                               SCANA CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             SCANA CORPORATION, PERFORMANCE SHARE PLAN PEER GROUP,
                           S&P UTILITIES AND S&P 500

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SCANA CORP.     PSP PEER GROUP    S&P UTILITIES    S&P 500
1/1/92               $100               $100            $100        $100
1/1/93                 98                107             108         108
1/1/94                127                120             124         118
1/1/95                115                105             114         120
1/1/96                165                137             161         165
1/1/97                163                139             166         203

------------------------
Assumes $100 invested on January 1, 1992, in SCANA Corporation Common Stock, PSP Peer Group and S&P Indexes.

*Total return assumes reinvestment of dividends.

--------------------------------------------------------------------------------
   A P P R O V A L  O F  R E C O M M E N D A T I O N  W I T H  R E S P E C T
   T O  A P P O I N T M E N T  O F  I N D E P E N D E N T  P U B L I C
   A C C O U N T A N T S  --  P R O P O S A L  2

    Action is to be taken at the Annual Meeting with respect to the recommendation of the Company's Board of Directors that Deloitte & Touche LLP be appointed as independent public accountants to audit the books of the Company for the year ending December 31, 1997. Deloitte & Touche LLP has been regularly employed by the Company for many years to examine its books and accounts and for other purposes, for which services their customary fees have been paid.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

    The accompanying proxy, unless you specify otherwise thereon, will be voted for the appointment of Deloitte & Touche LLP as independent public accountants. The appointment of the accountants will be approved if a majority of the shares represented at the meeting vote in favor of the appointment. Abstentions will be counted in determining the presence of a quorum. Consequently, in determining whether the appointment of the independent public accountants is approved, an abstention will have the same effect as a negative vote.

--------------------------------------------------------------------------------
   O T H E R  I N F O R M A T I O N

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial and periodic reports of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms and amendments thereto they file.

    Based solely on a review of the copies of such forms and amendments furnished to the Company and written representations from the executive officers and directors, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that one report covering one transaction was filed late by Elaine T. Freeman.

SUBMISSION DATE FOR STOCKHOLDER PROPOSALS
FOR 1998 ANNUAL MEETING

    In order to be presented at the Company's 1998 Annual Meeting of Stockholders, a stockholder proposal must be received at the principal office of the Company, 1426 Main Street, Columbia, South Carolina 29201, by Monday, November 7, 1997.

GENERAL

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such matter.

    Shares represented at the Annual Meeting by properly executed and dated proxies in the accompanying form will be voted and, where the stockholder specifies by means of the ballot set forth in the form of Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

    The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies from the larger stockholders, which solicitation may be made by telephone, telegram or personal interview. In addition, upon the request of brokers, dealers, banks and voting trustees and their nominees, who are holders of record of shares of the Company's Common Stock on the record date referred to above, the Company will pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement and of the enclosed form of Proxy to the beneficial owners of such shares of Common Stock. The Company has retained Georgeson & Company, Wall Street Plaza, New York, New York 10005, to assist in the solicitation of proxies from brokers, dealers, banks and voting trustees and their nominees, at a fee of $9,500 plus reasonable out-of-pocket expenses.

            SCANA CORPORATION
         /s/ Lynn M. Williams
            Lynn M. Williams
            Secretary
            MARCH 17, 1997

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                             PLEASE MARK VOTES /X/
                       VOTING INSTRUCTIONS FOR PROPOSAL 1

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.

 THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION AS DIRECTORS OF ALL NOMINEES
                              AND "FOR" PROPOSAL 2

                                                                             For         Withhold      For All Except *
1. Election of All Class I Nominees Listed Below--Term Expires 2000          / /           / /               / /
  Lynne M. Miller, William B. Timmerman


* Exceptions:                                                                For         Against           Abstain
2. Approval of Appointment of Independent Accountants                        / /           / /               / /

Please sign, date and mail this card promptly in the postage prepaid return envelope provided. If stock is held in the name of joint holders, each should sign. If signing as a trustee, executor, etc., please so indicate.

                                        Dated ___________________________ , 1997
                                        Sign here   X___________________________
                                              exactly as name(s) appears on this
                                        card.

                                                    X___________________________

IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION
AS DIRECTORS OF ALL NOMINEES AND "FOR" PROPOSAL 2 ABOVE.

                                 FORM OF PROXY
                               SCANA CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W. B. Timmerman and K. B. Marsh, or either of them, as proxies with full power of substitution, to vote all shares of Common Stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Stockholders on April 24, 1997 and at any adjournment thereof, as instructed on the reverse hereof and IN THEIR DISCRETION upon all other matters which may properly be presented for consideration at said meeting.

1. To elect the nominees listed on the reverse as directors for the terms specified (Proxy Statement page 2).

2. To approve the appointment of Deloitte & Touche LLP as independent accountants for the Company (Proxy Statement page 17).